Exhibit 99.1

BIO-TRACKING SIGNS LETTER OF INTENT TO ACQUIRE NORD OIL.

Montreal, June 2, 2005 – Bio-Tracking Security Inc. (Pinksheets: BTSI) announced today that further to favorable results in the preliminary review of the properties and assets, management recommended to the board of directors to proceed with the acquisition and the company signed a letter of intent to acquire Nord Oil Corporation with two oil properties and its complete storage facilities.

The terms of the acquisition and its value have not yet been disclosed to the public pending the completion of the due-diligence and formal third party report. Niven Fisher is schedule to perform the complete due-diligence and expects expenditures to be reduced from $150,000 down to $120,000. Niven Fischer is a well-established firm of geologists, reservoir analysts and petroleum engineers with more than a decade of onsite experience in Russia. The team headed by Robert Niven and Alexei Borisov is expected to complete onsite inspection by middle of June.

“Another great step in the right direction, we may not be moving as fast as some of our shareholders would like, but unfortunately with such a valuable acquisition, we do not want to take the risk of overlooking important factors and this takes time.” Said Jean-Francois Amyot, President of Bio-Tracking.

Contact:
Jean-Francois Amyot
President, Bio-Tracking Security Inc.
C/O Finkelstein Capital Inc.
Tel. 514-448-6710
Fax. 514-448-6712
jfamyot@finkelsteincapital.com

Important Information About Forward-Looking Statements

All statements in this news release that are other than statements of historical facts are forward-looking statements, which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates", "believes", "could", "expects", "intends", "may", "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions.